Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$875,000
Unrealized Gain (Loss) on Market Value of Futures	805,500
Interest Income	2,677
Total Income (Loss)	$1,683,177

Expenses
General Partner Management Fees	$5,508
Professional Fees	9,588
Brokerage Commissions	2,060
Non-interested Directors' Fees and Expenses	58
Prepaid Insurance Expense	108
NYMEX License Fee	138
Total Expenses	17,460
Expense Waiver	(10,594)
Net Expenses	$6,866
Net Income (Loss)	$1,676,311

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/16	$10,152,544
Net Income (Loss)	1,676,311

Net Asset Value End of Month	$11,828,855
Net Asset Value Per Share (150,000 Shares)	$78.86

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612